Cooperation Joint Venture Agreement for Formation of a New Entity

Chapter 1 Generals
According to the laws and regulations of People's Republic of China (herein" PRC"), and with the equality and mutual benefit, Guangzhou Konzern Medicine Co. Ltd. (herein "Konzern"), Guangzhou Ji'nan Science & Technology Industrial Group Co., Ltd. (herein "JSIG" the agent of Ji'nan University), and the technology inventor Mr. Dongshen Yao, agree to set up a high tech stock holding corporation in Guangzhou after friendly negotiation.

Chapter 2 Capital Contribution Parties
1. The contribution parties to the Agreement are as below:
Party  A:  Guangzhou  Konzern  Medicine  Co.  Ltd.  Address:   Rm702,  Guangri
Mansion, No.9 Siyou Nan Rd, Wuyang New City, Guangzhou, Post code: 510600.

Party B: Guangzhou Ji'nan Science & Technology Industrial Group Co., Ltd., the agent of Ji'nan University.
Address: No.105 Zhongshan Avenue, Guangzhou

Party C: Mr. Dongsheng Yao, the new technology inventor.
Address:   Ji'nan   University,   No.601  Huangpu  Avenue,   Tianhe  District,
Guangzhou.

Chapter 3 Enterprise Nature
2. According to the laws and regulations of People's Republic of China (herein "PRC"), the three shareholders above fully agree to set up a corporation named ________________ (herein "New Co"), and do the business as described below.

3. All the business activities we take part in should be permitted by the laws, regulations and permissions of People's Republic of China or local government. The corporation address is: Guangri Mansion, 7 FL, 9 Siyou Nan Rd, Wuyang New City, Guangzhou.

4. This corporation is a limited liability company. The responsibility of each shareholder is limited to its capital contribution. Each shareholder shall share the income and take the risk according to the percentage of their capital contribution in the New Co's registered capital.

Chapter 4 Mission and Business Scope
5. The mission of this corporation is to strengthen the economy and technology cooperation, exchange business management experience, serve the society, improve the economic profitability, and obtain the satisfied income for all shareholders.

6. The business scope includes (subject to the business license to be issued): test equipment. bio products, enzyme products, the research, production and sale of medical equipments, and technology transfer.

Chapter 5 Total Investment and the Registered Capital
7. The total investment of this corporation is RMB25million. Konzern will invest RMB17.5million. The first installment of the registered capital shall be RMB5million. JSIG and Mr. Dongsheng Yao will contribute four patents of Aflatoxin-detoxifizyme evaluated at RMB7.5million which is treated as their investment.

8.Konzern will have 70% ownership of the RMB5million registered capital of the New Co. JSIG and Mr. Dongsheng Yao will each have 15% ownership of the New Co.. The payment of RMB5million of the registered capital will be remit by Konzern to ________________ [Account No. of the New Co] within 15 days after the Agreement is signed. The rest RMB12.50million investment of Konzern will be paid in 2 years according to the progress of the project.

9. The equity structure will be adjusted with the increase of the registered capital. But before the New Co get public, the total equity in the New Co held by Party B and Party C shall be no less than 15%, among which Party B will hold no less than 5%and Party C will hold no less than 10%.

10. The shareholder must get approval from other shareholders if it transfers its partial or all shares to outside parties. Other shareholders have the right of first refusal to purchase these shares. If other shareholders deem the transfer price is too high, the selling shareholder need to have the asset evaluation authority to evaluate its shares, and the transfer price will be based on the evaluating result. If other shareholders still deem the price is high and do not want to buy, the selling shareholder can transfer its shares to outside parties.

Chapter 6 Rights and Obligations of Shareholders.
11. The shareholders have the following rights:
(1) Voting rights and the rights to be voted;
(2) Dividend distribution according to the percentage of the investment;
(3) supervising, inquiring or censoring the daily management and business activities of the corporation;
(4) Voting rights in the shareholders meetings on the important decision about the company;
(5) Sharing the residual property in accordance to his investment proportion after the corporation closes the business.

12. Obligations of the shareholders:
(1) Paying investment according to the contract;
(2) Taking the responsibilities in accordance to his investment proportion;
(3) The investment can not be drew back once the capital was invested.;
(4) Carrying out the corporation's regulations and stipulations, keeping the business secret and technique confidential;
(5) Providing reasonable advice for better management;
(6) Within one month from the formation of the New Co, it shall pay Party B and Party C technology fee at the aggregate of RMB1million.
(7) After the establishment of the New Co., Party B and Party C should transfer the 4 aflatoxin patents, originally held by the Ji'nan Univerisity, to the New Co, to be owned by the New Co., within 2 months after the New Co. pay Party B and Party C the initial technique service fee of RMB 1 million. Without the consensus of all shareholders, no one can transfer the intellectual property or entrust the implementation or any other actions to implement the intellectual property. The above mentioned contributed initial technology achievements and the further achievement derived from development such technology are owned by the New Co. The honors of the achievements (with the exception of thesis and articles) are shared by the Party A, Party B and Party C. The rights of authorship of the thesis and articles mainly belong to Party B and Party C.

13 Each Party shall not release the technology materials to any other third party. Otherwise, the breaching party shall bear the breach liability.

Chapter 7 Organization
14 The New Co. has its R&D center which locates in the Ji'nan University and is responsible for relevant technology achievement development and technology study with the support of Ji'nan University. (The purchased equipments according to the research development are located in the R&D centre for usage but are owned by the New Co.) The R&D center is also responsible for application for relevant technology projects to the government and for striving to obtain the support from the government. The other departments of the New Co. are responsible for the market operation of the New Co. and assist to obtain the support and relevant preferential policies, which are to be owned by the New Co., from the government.

15 The New Co. has shareholder meeting. The shah older meeting is the highest decision making authority which will make all the important decisions for the company. The following activities must be approved by all shareholders, including the change of share holders, change of the share proportion, investments or guaranty to others, the merger, separation or the dissolution of the company, the change of the company's articles of association, and the change of the business model. All the other activities could be approved by majority shareholders.

16 The New Co. has board. The board is responsible to the shareholding meeting. The official establishment date of the board is the date that the New Co. obtain the registration.

17 The board has five directors. Three directors will be designated by Party A. Party B and Party C will designate one director each. The board will have one chairman and two vice chairmen. The chairman will be designated by Party A, and vice chairman will be designated by Party B and Party C. The term of board member is three years and can be renewed through designation.

18 The chairman of the board is the legal representative of the New Co. The chairman can appoint the vice chairman or other directors to implement the powers of if the chairman cannot implement its power for some reasons.

19 The board meeting will be held at least once each year. The meeting is called and hosted by the chairman. The chairman can call the temporary meeting if more than one third of the directors propose. The meeting records shall be filed and saved. Only when two thirds of the directors or more attend the meeting, such meeting can be held. If the director cannot attend the meeting, it will be deemed valid if he can submit the writing opinion within 15 days after receiving the notice. If the director neither attend the meeting nor submit the writing opinion and reasonable reasons within 1 month after receiving the notice so that the board decisions cannot passed by due number of directors, the shareholders representing more than 10% voting power can call and host the meeting and pass valid resolutions.

20 The New Co. has supervisory commission, which is composed by three members. Party B and Party will designate one each. Party C will recommend a representative from the employees.

21 The New Co. has 1 general manager, employed by the board, who will be responsible for the daily operation and submitting the proposal on the management structure and management personnel to the board for the approval.

22 Party C, the inventor of the patents, will be fully responsible for the research and development of the company, and can be appointed as vice general manager and Chief Technology Officer upon his consent.

Chapter 8 Taxes, Accounting, Audit
23 The New Co. will pay taxes according to the related laws and regulations of China.

24 The New Co. will set up accounting department and employ accounting personnel according to the related accounting regulations of the joint venture. The accountant and cashier will be designated by Party A and Party B one each. The accounting bylaws of the New Co. will be reported to the local finance department.

Chapter 9 Cooperation Term
25. The term of the New Co. is twenty years. The incorporation date is the date of the issuance of the business license of the New Co.
    Proposed by one Party and approved by all directors, the New Co. can apply for extension of the term to the local government six months prior to the termination.

Chapter 10 Asset Disposal after the Term Expiration
26 When the term is expired or the term is terminated in advance, the New Co. will conduct liquidation according to the related laws and regulations. The liquidated assets will be allocated among investors according to the share proportion.

Chapter 11 Insurance
27 The New Co.'s various property insurance shall choose the People's Insurance Company of China as insurer. The insurance type, valuation and term shall be determined by the board of directors in accordance with the stipulations of the People's Insurance Company of China.

Chapter 12 The Amendment, Alteration and Termination of the Contract 28 The amendment of this Agreement or its appendices shall come into force only after the Parties sign the written agreement and the local government approves such amendment.

29 In case the Agreement cannot be enforce due to Force Majeure or the company has losses in successive years and is unable to continue to operation, with the consents of the Parties, the New Co. can submit for approval from the local government to terminate the joint venture agreement in advance.

Chapter 13 Liabilities for Breach of Contract
30 None of the Party A, Party B nor Party C should transfer, lease, or authorize in any other form to a third party. Otherwise, the breaching party shall pay the non-breaching party 20% of registered capital of the New Co. as the liquidated damages and compensate all arising economic losses to the non-breaching party.

31 After the establishment of the New Co., all of the research products, patents, non-patent technologies developed by the New Co. are owned by the New Co. Neither Party can unilaterally transfer, lease and authorize such intellectual property to any third party. Otherwise, the breaching party shall undertake all arising losses.

32 This project is a confidential project of the Ministry of Science and Technology of China. None of Parties can disclose any of information of the project to the third party. The breaching Party should bear all breach responsibilities and criminal liabilities, if any.

33 If Party A fails to contribute the capital according to Article 7 of this Agreement, which impairs the development of the project, the share proportion of Party A will be reduced accordingly to its actual investment in the New Co.. The reduced portion of equity interest will be assigned to the Party B and Party C or the Party B and Party C will have the right to look for new investor.

Chapter 14 Force Majeure
34 Should the enforcement of the Agreement is influenced or the Agreement cannot be enforced as agreed, due to Force Majerue such as earthquake, typhoon, flood, war and other unforeseen events, the happening and consequences of which are unpreventable and unavoidable, the prevented party shall immediately notify the board by telegram, and within 15 days thereafter provide the detailed information of the events and a valid document for evidence issued by the relevant public notary organization for explaining the reason of its inability to execute or delay of the execution of all or part of the Agreement. All parties shall negotiate to decide whether to terminate the Agreement, to exempt the part of obligations for implementation of the Agreement, or to delay the implementation of the Agreement according to the effects of the events on the enforcement of the Agreement.

Chapter 15 Applicable Law
35 The formation of this Agreement, its validity, interpretation, execution and settlement of disputes shall be governed by the laws of the People's Republic of China.

Chapter 16 Result of Dispute
36 Any dispute arising from or in connection with this Contract shall be resolved through friendly negotiation by the Parties. If the disputes cannot be solved by negotiation, the dispute will be submitted to the local court where Party B resides. The Party who fail will bear all the litigation costs. The Parties can also submit the disputes to the Guangdong Arbitration Commission.

37 In the process of arbitration, the enforcement of the Agreement shall be continued except those disputable parts under litigation.

Chapter 17 Effectiveness of the Contract and Others
38 The appendices executed in accordance with various principles of this Agreement are integral parts of this Agreement.

39 The Agreement and its appendices shall come into force from the date of approval by the local authority, if required, or upon signature if no approval is required. .

40 Should notices in connection with any party's rights and obligations be sent by Party A, Party B and Party C by telegram, telex and etc., the written notices shall be sent afterwards. The legal addresses of Party A, Party B and Party C listed in this Agreement are the mail addresses.

41 The Agreement is the basic legal guideline for each party to establish the New Co. Should there be any conflicts with other relevant documents, the Agreement will prevail.

42 The Agreement is signed by the authorized representative of each Party on , 2006. The will be four originals of the Agreement. Each Party has one and the New Co. will have one too, which has the same legal validity.

Party A:  Guangzhou Konzern Medicine Co. Ltd.
(Signature by legal representative and sealed by company)

Signed and Sealed

Date: July 7, 2006



Party B: Guangzhou Ji'nan Science & Technology Industrial Group Co., Ltd. (Signature by legal representative and sealed by company)

Signed and Sealed

Date: July 7, 2006


Party C: Mr. Dongsheng Yao (the technology inventor)


Signed and Fingerprinted

Date: July 7, 2006